UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 1, 2009
________________________________

NEFFS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-32605	23-2400383
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5629 Route 873 P.O. Box 10 Neffs, Pennsylvania	18065-0010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (610) 767-3875

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  4.01.  Changes in Registrant’s Certifying Accountant

On October 1, 2009, Neffs Bancorp, Inc. (the “Registrant”) was notified that the audit practice of Beard Miller Company, LLP (“Beard”), an independent registered public accounting firm, was combined with ParenteRandolph, LLC (“ParenteRandolph”) in a transaction pursuant to which Beard and ParenteRandolph combined its operations to form ParenteBeard, LLC (“ParenteBeard”), and certain of the employees and partners of Beard joined ParenteBeard as employees or partners of ParenteBeard.

On October 1, 2009, Beard resigned as the auditors of the Registrant and, with the approval of the Audit Committee of the Registrant’s Board of Directors, ParenteBeard was engaged as its independent registered public accounting firm.

The report of Beard regarding the Registrant’s financial statements for the fiscal years ending December 31, 2007 and 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ending December 31, 2007 and 2008, and during the interim period from the end of the most recently ended fiscal year through October 1, 2009, the date of Beard’s resignation, there were no disagreements with Beard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Beard would have caused it to make reference to such disagreement in its reports.

The Registrant provided Beard with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Beard furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree.  A copy of the letter, dated October 6, 2009, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

ITEM  9.01.  Financial Statements and Exhibits

(d)  Exhibits

16.1 October 6, 2009 Letter from ParenteBeard, LLC

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEFFS BANCORP, INC. (Registrant)

Dated: October 6, 2009	By:	/s/ John J. Remaley
	Name:	John J. Remaley
	Title:	President